EXHIBIT 31.1

Certification of Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Craig L. Kauffman, certify that:

1.     I have reviewed this annual report on Form 10-K/A of Codorus Valley Bancorp, Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.    [Intentionally omitted]

4.    [Intentionally omitted]

5.    [Intentionally omitted]

Date: March 14, 2024	/s/ Craig L. Kauffman
Craig L. Kauffman,
President and Chief Executive Officer